UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2010

INFINERA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33486	77-0560433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the “Meeting”) of Infinera Corporation (the “Company”) was held on May 19, 2010, in Sunnyvale, California. Of the 97,794,833 shares of capital stock of the Company outstanding as of the record date, 76,496,616 shares (approximately 78%) were present or represented by proxy at the Meeting. The Company’s stockholders approved all of the nominees and proposals. Specifically, the election of Kenneth A. Goldman and Carl Redfield as directors of the Company and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm were approved by the Company’s stockholders at the Meeting. The results of the voting on the matters submitted to the stockholders are as follows:

1. Election of two Class III Directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Kenneth A. Goldman	50,640,209	369,682	25,486,725
Carl Redfield	43,021,227	7,988,664	25,486,725

In addition, Thomas J. Fallon, Jagdeep Singh, Dan Maydan, Kambiz Y. Hooshmand and Philip J. Koen will continue to serve as members of the Company’s Board of Directors until the expiration of their respective terms or until their respective successors have been duly elected and qualified.

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2010.

Votes For	Votes Against	Votes Abstaining
75,702,480	245,605	548,531

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

By:	/s/ MICHAEL O. MCCARTHY III
Michael O. McCarthy III
Chief Legal and Administrative Officer

Date: May 21, 2010

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